Exhibit 4.19

[FORM OF NOTE]

FACE OF SECURITY

GLOBAL SECURITY LEGEND

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. HOLDERS MAY CONTACT THE VICE PRESIDENT AND TREASURER OF THE COMPANY, 77 WEST WACKER DRIVE, CHICAGO, ILLINOIS 60601, TELEPHONE (312) 997-8000, WHO WILL PROVIDE, UPON REQUEST, THE INFORMATION RELATING TO ORIGINAL ISSUE DISCOUNT FOR THIS SECURITY, INCLUDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY THEREOF. THE COMPANY SHALL PROMPTLY NOTIFY THE TRUSTEE OF ANY CHANGE TO SUCH CONTACT INFORMATION AND THE TRUSTEE, UPON RECEIPT OF SUCH NOTICE FROM THE COMPANY, SHALL PROMPTLY PROVIDE THE HOLDERS WITH THE NEW CONTACT INFORMATION.

UNITED AIR LINES, INC.

SENIOR SECURED NOTE DUE 2012

No. 1

CUSIP No. 909279BE0	$175,000,000

United Air Lines, Inc., a Delaware corporation (the “Company”), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars on July 15, 2012. The principal amount at Maturity of this Security is $175,000,000, the issue price is $157,622,500 and the amount of original issue discount is $17,377,500. The yield to maturity is 17%.

Interest Payment Dates: January 15, April 15, July 15 and October 15, with the first Interest Payment Date being October 15, 2009

Record Dates: January 1, April 1, July 1 and October 1

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

UNITED AIR LINES, INC.

By:

Certificate of Authentication:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture

By:
Authorized Signatory

REVERSE OF SECURITY

UNITED AIR LINES, INC.

SENIOR SECURED NOTE DUE 2012

This Security is one of a duly authorized issue of Senior Secured Notes due 2012 (the “Securities”) of United Air Lines, Inc., a Delaware corporation (the “Company”).

1. Interest. The Company promises to pay interest on the principal balance from time to time outstanding of this Security at 12.75% per annum until Maturity. The Company will pay interest quarterly on January 15, April 15, July 15 and October 15 of each year (each an “Interest Payment Date”), beginning October 15, 2009, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from July 2, 2009. Further, (x) prior to the Maturity of the Securities being accelerated pursuant to Section 6.02 of the Indenture, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest (without regard to any applicable grace period), from time to time on demand at the same coupon rate plus 2% per annum and (y) upon the Maturity of the Securities being accelerated pursuant to Section 6.02 of the Indenture, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the Accreted Principal and overdue interest (without regard to any applicable grace period) at the Post-Acceleration Rate as set forth in Section 6.02 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the Persons who are registered Holders of this Security at the close of business on the record date next preceding the Interest Payment Date, even if this Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of the outstanding principal amount and interest at Stated Maturity. The Company will pay the principal of and interest on this Security in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal and interest) at the office or agency of the Paying Agent maintained for such purpose in The City of New York or by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Ranking and Collateral. This Security is a senior obligation of the Company, secured by the Lien of the A Mortgage and Security Agreement dated as of July 2, 2009, the B Mortgage and Security Agreement dated as of July 2, 2009 and the C Mortgage and Security Agreement dated as of July 2, 2009, in each case between the Company and the Collateral Agent, and the payment obligations of the Company under the Indenture and the Securities are guaranteed by the Guarantor pursuant to the terms of the Guarantee.

4. Redemption. If (x) the Company elects to redeem some or all of the outstanding principal balance of the Securities pursuant to Section 4.11(a)(i)(E), Section 4.11(a)(ii)(D) or Section 4.11(a)(iii)(C) or (y) the Company is required to pay a portion of the outstanding principal balance of the Securities pursuant to Section 4.11(c), the Company shall redeem the Securities at a Redemption Price equal to 100% of the outstanding principal balance of the Securities payable pursuant to the terms of the Indenture, plus accrued and unpaid interest on such outstanding principal balance of the Securities up to, but not including the Redemption Date, but without any Make-Whole Amount. The Company may, at any time, redeem all or part of the Securities at a Redemption Price equal to 100% of the outstanding principal balance of the Securities payable pursuant to the terms of the Indenture, plus accrued and unpaid interest on such outstanding principal balance of the Securities up to, but not including the Redemption Date, plus the Make-Whole Amount, if any.

5. Paying Agent and Registrar. Initially, Wells Fargo Bank Northwest, National Association (the “Trustee”), the Trustee and the Collateral Agent under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder.

6. Indenture. The Company issued this Security under an Indenture dated as of July 2, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Collateral Agent and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Security is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Company has issued $175,000,000 aggregate principal amount of Securities.

7. Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities, and compliance in a particular instance by the Company with any provision of the Indenture with respect to the Securities may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or interest on the Securities) by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding in accordance with the terms of the Indenture. The Company, the Trustee and the Collateral Agent may amend or supplement the Indenture or this Security or waive any provision hereof or thereof without notice to or consent of any Holder: (i) to convey, transfer, assign, mortgage or pledge to the Trustee as security for this Security any property or assets; (ii) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Section 5.01 or 5.02 of the Indenture; (iii) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of Securities, to surrender any right or power conferred upon the Company in the Indenture, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default; (iv) to cure any ambiguity or omission or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, provided that no such action shall adversely affect the interests of the Holders of this Security; (v) to effect any provision of the Indenture; (vi) to make any other change that does not adversely affect the rights of any Holder or (vii) to revise the then remaining Scheduled Payments set forth in Schedule 1 of the Indenture in accordance with the terms set forth in Section 3.08 of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Security as of a record date fixed by the Company in accordance with the terms of the Indenture.

10. Defaults and Remedies. Events of Default include: (i) default in the payment of the principal amount of any Security at its Maturity; or (ii) default in the payment of interest on the principal amount of any Security or Make-Whole Amount when it becomes due and payable, and continuance of such default for a period of 10 Business Days; or (iii) default in the payment of any amount payable under any other Transaction Document when due and such failure shall continue for a period of 30 days after receipt by the Company of written notice that such payment is overdue given to the Company by the Trustee or the Collateral Agent; or (iv) failure by the Company (x) to comply with Section 4.11(a) of the Indenture or (y) to redeem the Securities when required pursuant to Section 4.11(c) of the Indenture; or (v) any representation or warranty made by the Company in Sections 1(v), 1(vii), 1(viii), 1(ix), 1(x), 1(xi), 1(xii), 1(xiv) (limited solely to the first sentence therein), 1(xxvi), 1(xxvii), 1(xxviii), 1(xxix), 1(xxx) and 1(xxxi) of the Underwriting Agreement, Section 4.13 of the Indenture, in any Transaction Document or in any certificate delivered in connection with any such representation or warranty shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of any Secured Party) for a period in excess of 60 days from and after the date of written notice thereof to the Company from the Trustee or the Collateral Agent; or (vi) failure of the Company to carry and maintain, or cause to be carried and maintained, insurance in accordance with the provisions of Section 3.06 of any Mortgage; provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of (a) 30 days after receipt by the Collateral Agent of written notice of such lapse or cancellation (or seven days or such shorter time as may be standard in the industry with respect to war risk insurance) or (b) the date that such lapse or cancellation is effective as to the Collateral Agent or any other Secured Party; or (vii) default in the observance or performance, or breach, of any covenant of the Company in the Indenture or any other Transaction Document (other than a covenant a default in whose performance or whose breach is elsewhere in Section 6.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or the Collateral Agent, unless such failure is capable of being corrected and the Company shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice; or (viii) the Company shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Company shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any Bankruptcy Laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Company shall seek relief by voluntary petition, answer or consent, under the provisions of any other Bankruptcy Law or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Company shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Company’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or (ix) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any substantial part of its property, or any substantial part of the property of the Company shall be sequestered, or granting any other relief in respect of the Company as a debtor under any Bankruptcy Laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or (x) a petition against the Company in a proceeding under any Bankruptcy Laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or (xi) the Company shall cease to be a U.S. Certificated Air Carrier as a result of the revocation of the Company’s air carrier operating certificate or such operating certificate shall have been suspended and such suspension shall not have been terminated within a period of 30 days thereafter.

If an Event of Default (other than an Event of Default specified in clause (viii), (ix) or (x) above) occurs and is continuing, the Trustee by notice to the Company may declare the Accreted Principal and all accrued and unpaid interest on all then outstanding Securities to be due and payable immediately. Upon any such declaration, the Accreted Principal plus all accrued and unpaid interest on the outstanding principal amount of the Securities as of such date of declaration (but without any Make-Whole Amount) (x) shall be immediately due and payable and (y) all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. If an Event of Default specified in clause (viii), (ix) or (x) above occurs, the Accreted Principal plus all accrued and unpaid interest on the outstanding principal amount of the Securities as of such date of acceleration (but without any Make-Whole Amount) shall thereby automatically become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder and all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. Upon an acceleration of the Securities, any remedy based on, or claim for payment of, the principal amount of the Securities shall be limited to the Accreted Principal thereof, unless such acceleration is rescinded or annulled or such principal amount is reinstated, by agreement, operation of law or otherwise. No Make-Whole Amount shall be due and payable as a consequence of the acceleration of the Securities as a result of an Event of Default.

If the Maturity of the Securities is accelerated pursuant to Section 6.02 of the Indenture, 100% of the Accreted Principal thereof plus unpaid interest on the outstanding principal amount of the Securities to the date of such acceleration shall immediately become due and payable and all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. Upon payment in full of such amounts (including accrued interest at the Post-Acceleration Rate as aforesaid), the principal amount of the Securities in excess of the Accreted Principal shall be deemed to have been paid in full unless such acceleration is rescinded or annulled or such principal amount is reinstated, by agreement, operation of law or otherwise.

11. Satisfaction and Discharge. The Indenture shall be satisfied and discharged upon the payment of all of the Securities or the defeasance thereof, subject to certain other conditions set forth in the Indenture.

12. Trustee Dealings with the Company. The Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not the Trustee.

13. No Recourse Against Others. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

14. Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Security has been authenticated under the Indenture.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holders of this Security. No representation is made as to the correctness of such number either as printed on this Security or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

United Air Lines, Inc.

77 W. Wacker Drive

Chicago, IL 60601

Attention: Vice President & Treasurer

Facsimile: 312-997-8000

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	as agent to transfer this Security on the books of the

Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

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